EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of September, 1999 (the "Effective Date") by and between John Wilkens (the "Employee") and Hospitality Worldwide Services, Inc., a corporation organized and existing under the laws of New York (the "Company").

                                    RECITALS

         A. The Company desires to engage the Employee to serve as an Executive and Financial Officer; and

         B. The Employee desires to be employed by the Company in such capacity and to assume the duties and responsibilities set forth in this Agreement; and

         C. The Company and the Employee have agreed on the terms and conditions of such employment, and wish to reduce their agreement to writing herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, and the mutual promises set forth below, the parties hereto agree to as follows:

         1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby employs the Employee as an Executive and Financial Officer and the Employee hereby accepts such employment and agrees to perform the duties and to accept the responsibilities described herein. The Employee shall at all times carry out his duties hereunder diligently, honestly, in good faith, in accordance with all applicable laws, and with due regard to his fiduciary duties to the Company and its shareholders. The Company shall, in connection with the Employee's employment, comply with all applicable federal and state laws preventing discrimination against any employee because of race, color, religion, sex, national origin, age, handicap, or veteran status.

         2. Duties and Responsibilities.

         (a) The Employee shall perform all the duties and accept all the responsibilities incidental to the position of Executive and Financial Officer of the Company, including those that may be assigned to him by the President and Board of Directors of the Company. The Employee shall devote his best efforts and his full working time to perform his duties and shall use his best efforts to promote the business interests of the Company. The Employee shall not work either on a part-time or independent contractor basis for any other business or enterprise during the term of this Agreement without the prior written consent of the Board of Directors.

The Employee shall at all times perform his duties in a manner that is in the best interests of the Company.

         (b) The  Employee's  principal  place of work  shall  be the  Company's officer in Coral Gables, Florida. The Employee shall undertake such business-related travel as is necessary for the fulfillment of his duties and responsibilities hereunder.

         3. Compensation.

         (a) In consideration of the services to be rendered by the Employee hereunder, the Company shall pay to the Employee an annual salary (the "Salary") of $184,000. The Salary shall be payable in equal installments on a periodic basis consistent with the Company's practice for payment of salaries to its other executive employees.

         (b) The Salary shall be increased on each anniversary of the Effective Date by an amount equal to the percentage increase, during the twelve-month period preceding such anniversary date, in the Consumer Price Index for All Urban Consumers.

         4. Expenses. The Company, in accordance with such rules and practices as it may establish, shall pay or reimburse the Employee for all reasonable and necessary business expenses incurred in connection with the performance by the Employee of his duties under this Agreement.

         5. Benefits and Other Payments.

                  (a) (i) The Employee shall receive all employee benefits, including, but not limited to, health care, provided by the Company to its other executive employees. The Employee shall be entitled to (A) four weeks paid vacation per year, and (B) sick leave in accordance with the policies established by the Company applicable generally to its other executive employees.

                      (ii) The Company shall purchase and maintain in force during the term of this Agreement a contract of term life insurance on the life of the Employee with a death benefit of $500,000.00. The Employee shall have the right to designate the beneficiary.

                  (b) (i) (A) The Company will pay directly or reimburse the Employee the reasonable expenses incurred by him in moving from the New York City area to the South Florida area, including transportation expenses for the Employee and his family and moving family household items.

                           (B) The payments and  reimbursements  contemplated at
section 5(b)(i)(A) above shall be made only presentation to the Company of receipts, invoices, bills or other documents reasonably satisfactory to the Company.


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

                      (ii) The Company shall make a one-time payment to the Employee of $25,000.00 to compensate him for the costs, direct and indirect, of moving to South Florida that are not paid or reimbursed under section 5(b)(i) above. The Employee shall not be required to account to the Company for the payment contemplated by this section 5(b)(ii).

                  (d) (i) If prior to termination of this Agreement, there should be a "Change of Control", as defined in section 5(d)(ii) below, and thereafter (A) this Agreement should be terminated by the Company for any reason other than Just Cause or (B) the Employee is placed in any position of lesser stature than that of Executive and Financial Officer of the Company; is assigned duties inconsistent with Executive and Financial Officer or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such position on the date hereof; is assigned performance requirements or working conditions which are at variance with the performance requirements and working conditions in effect immediately prior to the Change of Control; or is accorded treatment on a general basis that is in derogation of his status as Executive and Financial Officer; (C) the Company breaches its duties under sections 3 or 5 of this Agreement; or (D) the Company requires the Employee to perform his principal duties for the Company outside South Florida or such other area at which the Employee performed his duties immediately prior to the Change of Control; then the Employee may terminate this Agreement and upon such termination, the Company will pay to Employee, as liquidated damages, a lump sum cash payment equal to two times Salary.

                      (ii) "Change of Control" shall be deemed to have taken place if (A) any person, including a group, becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company; or (B) there occurs any cash tender or exchange offer for shares of the Company; merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. As used herein, the terms "person" and "beneficial owner" have the same meaning as such terms under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations hereunder.

         6. Term and Termination.

                  (a) This Agreement shall become effective as of September 1, 1999 and shall terminate on August 31, 2002.

                  (b) The Company shall have the right to terminate this Agreement at any time for "Just Cause" upon written notice to the Employee, and such termination shall be effective upon delivery of such notice. For purposes of this Agreement, "Just Cause" shall mean a material breach of this Agreement by the Employee, any act of dishonesty or fraud committed by Employee (other than by reason of the death of the Employee), misappropriation of funds of the


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
Company, willful and deliberate malfeasance, gross negligence, or any act substantially impeding the Employee's ability to perform his duties in the best interests of the Company.

                  (c) If this Agreement is terminated for Just Cause by the Company, or is terminated by the Employee prior to the date of expiration of the term, the Employee shall be entitled to receive any unpaid Salary accrued to the date of such termination plus any unpaid expense reimbursement.

         7. Confidentiality. The Employee shall not, during the period of his employment hereunder or at any time thereafter, unless specifically authorized by a resolution of the Board of Directors of the Company, use or disclose to any person or entity, any confidential or secret information with respect to the business or affairs of the Company, or any of its affiliates, including any information concerning customers or prospective customers of the Company or its affiliates, unless such information becomes generally available to the public (and only after it becomes so available). The Employee agrees that he will hold all such information in a fiduciary capacity for the benefit of the Company and its affiliates and shareholders.

         8. Freedom to Contract. The Employee represents and warrants to the Company that he is not a party to nor is he bound by any agreement or law that prohibits his execution of this Agreement, his acceptance of employment by the Company, or his performance of his duties and obligations hereunder. The Company's obligations hereunder are subject to the condition that the Employee is not in violation of, nor a party to, any employment or other agreement restricting his right or ability to be employed by the Company or to serve in the capacity designated hereby.

         9. Arbitration. The parties hereto agree that any controversy or claim arising out of or relating to this Agreement and Employee's employment hereunder shall be referred to and finally resolved by arbitration in Miami-Date, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The expenses of arbitration shall be shared equally between the parties. This Section 9 shall not in any way limit the right of the Company to obtain provisional remedies for violations of
Section 6 or 7 of this Agreement pending the outcome of arbitration proceedings.

         10. Notice. All notices, consents, approvals, requests, instructions and other communications required by or related to this Agreement shall be in writing and shall be delivered personally or shall be sent by registered or certified mail, return receipt requested, or by facsimile transmission, to the receiving party at the following address and communication numbers:



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

         If to the Company:         Hospitality Worldwide Services, Inc.
                                    201 Alhambra Circle
                                    Coral Gables, FL 33134
                                    Attn:  Douglas Parker, President
                                    Facsimile:  305-774-3035
                                    Telephone:  305-774-4040

         with a copy to:            Samuel C. Ullman, Esq.
                                    Steel Hector & Davis LLP
                                    200 South Biscayne Boulevard
                                    Suite 4000
                                    Miami, FL 33131
                                    Facsimile:  305-577-7001
                                    Telephone:  305-577-7080

         If to the Employee:        John Wilkens
                                    ____________________________
                                    ____________________________
                                    ____________________________


         11. Assignment. Neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other party hereto.

         12. Miscellaneous.

                  (a) Payments by the Employer pursuant to this Agreement shall be subject to tax withholding as required by law.

                  (b) This Agreement sets forth the full and complete understanding between the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement, oral or written, between the parties hereto with respect to the subject matter hereof.

                  (c) This Agreement may be amended or supplemented at any time only by written instrument executed by the Company and the Employee.

                  (d) Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Should any term or provision of this Agreement be held invalid, illegal or unenforceable, the remainder of this Agreement, including the application of such term to the extent not invalid, illegal or unenforceable, shall not be affected thereby, and this Agreement shall be interpreted as if such term or provision, to the extent invalid, illegal or unenforceable, did not exist.



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


                  (e) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

                  (f) No waiver of any provision of this Agreement by either party hereto shall be effective unless executed in writing or constitute a waiver of any other provision hereof.

                  (g) The headings in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement or limit or otherwise affect the meaning hereof.

                  (h) This Agreement may be executed and delivered, including execution and delivery by facsimile transmission, in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first set forth above.

                                 HOSPITALITY WORLDWIDE SERVICES, INC.


                                 By:/s/ Douglas Parker
                                    --------------------------------------------
                                      Douglas Parker, President


                                 By:/s/ John Wilkens
                                    --------------------------------------------
                                      John Wilkens





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